SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 12, 2008 (August 11, 2008)
Date of Report (Date of Earliest Event Reported)
FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7600 Wisconsin Avenue
                Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
          (301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
                   N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 11, 2008, our operating partnership, First Potomac Realty Investment Limited Partnership, entered into a $35 million secured term loan with KeyBank N.A. The loan has a two-year term with a one-year extension option, can be increased to $70 million under certain circumstances, and has an interest rate spread of 225 basis points over Libor. The loan is secured by four (4) properties. As part of the transaction, the Company paid an origination fee of $350,000.
Item 7.01 Regulation FD Disclosure
On August 11, 2008, we issued a press release announcing that we entered into a new $35 million secured term loan with KeyBank N.A. A copy of the release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Secured Term Loan Agreement, dated as of August 11, 2008

99.1	Press Release, dated August 11, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
August 12, 2008	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel